UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

Amendment No. 1 to
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported):  May 10, 2011

SWIFT ENERGY COMPANY
(Exact name of Registrant as specified in its charter)

Texas	1-8754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16825 Northchase Drive, Suite 400
Houston, Texas 77060
(Address of principal executive offices)

(281) 874-2700
(Registrant’s telephone number)

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.07(d) Submission of Matters to a Vote of Security Holders

    In connection with the annual shareholders meeting of Swift Energy Company (“Swift” or the “Company”) held May 10, 2011, the Board of Directors of the Company unanimously recommended that Company shareholders vote for an annual advisory vote on the compensation of the Company’s Named Executive Officers.  At the 2011 annual shareholders meeting, Company shareholders followed the recommendation of the Company’s Board of Directors and overwhelmingly voted for such an annual advisory vote, with 88.9% of the Company shareholders voting on how frequently the Company should seek an advisory shareholder vote on the compensation of Swift’s Named Executive Officers voting in favor of holding such an advisory vote annually.

    As provided in Item 5.07(d) of Form 8-K, following both the recommendation of the Board of Directors of the Company that shareholders vote at the 2011 annual meeting in favor of an annual advisory vote on executive compensation, as well as the overwhelming vote of Company shareholders for an annual advisory vote, the Company will hold an annual shareholder advisory vote on the compensation of its Named Executive Officers, commencing with its 2012 annual meeting of shareholders, and continuing thereafter until such time that the frequency vote is next presented to shareholders or until the Board of Directors determines otherwise.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 2, 2011

Swift Energy Company
By:	/s/ Bruce H. Vincent
Bruce H. Vincent President